UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 30, 2007

CHINO COMMERCIAL BANCORP

(Exact name of registrant as specified in its charter)

CA	000-52098	20-4797048
(State of incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

14345 Pipeline Avenue
Chino, California		91710
Address of Principal Executive Offices		Zip Code

(909) 393-8880
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On April 30, 2007 the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Exhibit 99.1. Press release dated April 30, 2007

Monday, April 30, 2007 Chino, CA For Immediate Release

Chino Commercial Bank Recognized by Findley Reports

Chino California….Chino Commercial Bank was recently recognized by The Findley Reports on Financial Institutions by receiving Findley’s highest rating of “Super Premier Performance” for the 2006 fiscal year. The Bank, which has branches in Chino and Ontario received the recognition from Findley for its financial and operational performance during the year, including Growth, Profitability and Loan performance.

Dann H. Bowman, President and CEO stated “We are very pleased to receive the highest rating of “Super Premier Performance” for the year 2006. We have a great group of people working for the Bank, a great base of shareholders and we operate in one of the best markets in California. We have been very fortunate.”

Chino Commercial Bank was opened September 1, 2000, after having completed its initial public offering of common stock at (a split adjusted) price of $6.66 per share. The Bank’s stock closed on Monday (4/30/07) at $22.50 per share. The Bank’s stock trades under the ticker symbol “CCBC”

Contact: Dann H. Bowman, President and CEO or Sandra F. Pender, Vice President and CFO, Chino Commercial Bank, N.A., 14345 Pipeline Avenue, Chino, Ca. 91710, (909) 393-8880.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 30, 2007

By: /s/ Sandra F. Pender Sandra F. Pender Vice President and Chief Financial Officer